Exhibit 99.1

Company Contacts: Scott Settersten Chief Financial Officer (630) 410-4807

Laurel Lefebvre Vice President, Investor Relations (630) 410-5230

Karen May Director, Public Relations (630) 410-5457

ULTA BEAUTY ANNOUNCES FOURTH QUARTER 2014 RESULTS

Total Sales Increased 20.7%

Comparable Sales Increased 11.1%

Diluted EPS Increased 23.9% to $1.35

Bolingbrook, IL – March 12, 2015 – ULTA Beauty [NASDAQ:ULTA] today announced financial results for the thirteen week period (“Fourth Quarter”) and fifty-two week period (“Fiscal Year”) ended January 31, 2015, which compares to the same periods ended February 1, 2014.

“ULTA Beauty wrapped up a very strong year of sales and profit growth with an excellent fourth quarter, which we are proud to celebrate as our first billion dollar sales quarter,” said Mary Dillon, Chief Executive Officer. “Our best comparable sales increase of the year was driven by accelerating traffic growth, continued strength in prestige and mass color cosmetics, a successful holiday selling season, execution of more effective marketing and CRM strategies, a double-digit comp in our salon business, and a 55% comparable sales increase in our e-commerce business.”

For the Fourth Quarter

•	Net sales increased 20.7% to $1,047.6 million from $868.1 million in the fourth quarter of fiscal 2013;

•	Comparable sales (sales for stores open at least 14 months and e-commerce sales) increased 11.1% compared to an increase of 9.2% in the fourth quarter of fiscal 2013. The 11.1% same store sales increase was driven by 7.7% growth in transactions and 3.4% growth in average ticket;

•	E-commerce sales grew 55.2%, representing 230 basis points of the total company same store sales increase of 11.1%;

•	Salon sales increased 20.9%, and comparable salon sales grew 11.0%, contributing 10 basis points to the retail comparable sales increase of 8.8%;

•	Gross profit decreased 40 basis points to 33.4% from 33.8% in the fourth quarter of fiscal 2013, driven by increased costs associated with the ULTAmate Rewards loyalty program and the impact of a higher mix of e-commerce sales;

•	Selling, general and administrative (SG&A) expense as a percentage of net sales decreased 40 basis points to 20.1% compared to 20.5% in the fourth quarter of 2013;

•	Pre-opening expenses decreased to $1.6 million, compared to $1.8 million in the fourth quarter of fiscal 2013. Real estate activity in the fourth quarter of fiscal 2014 included 10 new stores compared to 11 new stores in the fourth quarter of fiscal 2013;

•	Operating income increased 20.4% to $137.5 million, or 13.1% of net sales, compared to $114.1 million, or 13.1% of net sales, in the fourth quarter of fiscal 2013;

•	Tax rate of 36.6% reflects a $0.02 per diluted share benefit related to a non-recurring tax adjustment;

•	Net income increased 23.5% to $87.3 million compared to $70.7 million in the fourth quarter of fiscal 2013. Net income increased 21.6% to $86.0 million excluding the impact of a non-recurring tax adjustment; and

•	Income per diluted share increased 23.9% to $1.35 compared to $1.09 in the fourth quarter of fiscal 2013. Income per diluted share includes a non-recurring tax adjustment of approximately $0.02 resulting in a lower effective tax rate compared to the fourth quarter of fiscal 2013. Excluding this tax benefit, income per diluted share increased 22.0% to $1.33.

For the Fiscal Year 2014

•	Net sales increased 21.4% to $3,241.4 million from $2,670.6 million in fiscal 2013;

•	Comparable sales (sales for stores open at least 14 months and e-commerce sales) increased 9.9% compared to an increase of 7.9% in fiscal 2013. The 9.9% same store sales increase was driven by 5.6% growth in transactions and 4.3% growth in average ticket;

•	E-commerce sales grew 56.4%, representing 180 basis points of the total company same store sales increase of 9.9%;

•	Salon sales increased 20.4%, and comparable salon sales grew 9.5%, contributing 10 basis points to the retail comparable sales increase of 8.1%;

•	Gross profit decreased 10 basis points to 35.1% compared to 35.2% in fiscal 2013;

•	SG&A expense as a percentage of net sales decreased 30 basis points to 22.0% compared to 22.3% in fiscal 2013;

•	Pre-opening expense decreased to $14.4 million compared to $17.3 million in fiscal 2013. Real estate activity for fiscal 2014 included 100 new stores, 2 relocations and 9 remodels compared to 127 new stores, 4 relocations and 7 remodels in fiscal 2013;

•	Operating income increased 25.3% to $410.4 million, or 12.7% of net sales, compared to $327.6 million, or 12.3% of net sales, in fiscal 2013;

•	Tax rate of 37.5% reflects a $0.02 per diluted share benefit related to a non-recurring deferred tax adjustment;

•	Net income increased 26.8% to $257.1 million compared to $202.8 million in fiscal 2013. Net income increased 26.1% to $255.8 million excluding the impact of a non-recurring tax adjustment; and

•	Income per diluted share increased 26.3% to $3.98 compared to $3.15 in fiscal 2013. Income per diluted share includes a non-recurring tax adjustment of approximately $0.02 resulting in a lower effective tax rate compared to fiscal 2013. Excluding this tax benefit, income per diluted share increased 25.7% to $3.96.

Balance Sheet and Cash Flow

Merchandise inventories at the end of the fourth quarter of fiscal 2014 totaled $581.2 million, compared to $457.9 million at the end of the fourth quarter of fiscal 2013, representing an increase of $123.3 million. This increase was driven by 99 net new stores as well as new brand additions. Average inventory per store increased 10.7% for the fourth quarter of fiscal 2014 compared to the fourth quarter of fiscal 2013. This increase was primarily driven by investments in inventory to ensure high in-stock levels to support strong sales growth, as well as inventory for new brands.

The Company generated $148 million of free cash flow in fiscal 2014, compared to $102 million in fiscal 2013 and ended the fiscal year 2014 with $539 million in cash and short-term investments. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

Share Repurchase Program

During the fourth quarter, the Company repurchased 235,223 shares of its stock at a cost of approximately $30 million under its 10b5-1 plan. As of January 31, 2015, $260.1 million remained available under the $300 million share repurchase program.

Effective March 17, 2015, the Company’s board of directors authorized an increase of $100 million to the existing share repurchase program implemented in September of 2014.

Store Expansion

During the fourth quarter, the Company opened 10 stores located in Anaheim, CA; Bellevue, WA; Howell, NJ; Las Cruces, NM; Ontario, OH; Palm Coast, FL; Pflugerville, TX; Rocklin, CA; San Antonio, TX and Saratoga Springs, NY. In addition, the Company closed one store. The Company ended the fourth quarter with 774 stores and square footage of 8,182,404 which represents a 14% increase in square footage compared to the fourth quarter of fiscal 2013.

Outlook

For fiscal 2015, the Company plans to:

•	achieve comparable sales growth of approximately 6% to 8%, including the impact of the e-commerce business;

•	increase total sales in the mid-teens percentage range;

•	grow e-commerce sales in the 40% range;

•	expand square footage by approximately 13% with the opening of 100 net new stores;

•	remodel four locations;

•	deliver earnings per share growth in the range of 15% to 17%, including planned supply chain and system investments, excluding the $0.02 non-recurring tax benefit in Q4 of 2014, and assuming continued share repurchases to offset dilution; and

•	incur capital expenditures in the $300 million range in fiscal 2015, compared to $249 million in fiscal 2014.

For the first quarter of fiscal 2015, the Company currently expects net sales in the range of $833 million to $847 million, compared to actual net sales of $713.8 million in the first quarter of fiscal 2014. Comparable sales for the first quarter of 2015, including e-commerce sales, are expected to increase 7% to 9%. The Company reported a comparable sales increase of 8.7% in the first quarter of 2014.

Income per diluted share for the first quarter of fiscal 2015 is estimated to be in the range of $0.88 to $0.93. This compares to income per diluted share for the first quarter of fiscal 2014 of $0.77.

Conference Call Information

A conference call to discuss fourth quarter results is scheduled for today, March 12, 2015, at 5:00 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003. The conference call will also be web-cast live at http://ir.ulta.com and remain available for 90 days. A replay of this call will be available until 11:59 p.m. (ET) on March 26, 2015 and can be accessed by dialing (877) 870-5176 and entering conference ID number 13602225.

About ULTA Beauty

ULTA Beauty (NASDAQ: ULTA) is the largest beauty retailer in the United States and the premier beauty destination for cosmetics, fragrance, skin, hair care products and salon services. Since opening its first store 25 years ago, ULTA Beauty has grown to become the top national retailer providing All Things Beauty, All in One Place™. The Company offers more than 20,000 products from over 500 well-established and emerging beauty brands across all categories and price points, including ULTA Beauty’s own private label. ULTA Beauty also offers a full-service salon in every store featuring hair, skin and brow services. ULTA Beauty is recognized for its commitment to personalized service, fun and inviting stores and its industry-leading ULTAmate Rewards loyalty program. As of January 31, 2015 ULTA Beauty operates 774 retail stores across 47 states and also distributes its products through its website, which includes a collection of tips, tutorials and social content. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates, targets, strategies or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; customer acceptance of our rewards programs and technological and marketing initiatives; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales; our ability to attract and retain key executive personnel; our ability to successfully execute our common stock repurchase program or implement future common stock repurchase programs; our ability to sustain our growth plans and successfully implement our long-range financial and strategic plan; and other risk factors detailed in our public filings with the Securities and Exchange Commission (SEC), including risk factors contained in our Annual Report on Form 10-K for the fiscal year ended February 1, 2014. Our filings with the SEC are available at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 1

Ulta Salon, Cosmetics & Fragrance, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	13 Weeks Ended		13 Weeks Ended
	January 31, 2015		February 1, 2014
	(Unaudited)		(Unaudited)
Net sales	$1,047,641	100.0%	$868,082	100.0%
Cost of sales	697,904	66.6%	574,521	66.2%

Gross profit	349,737	33.4%	293,561	33.8%

Selling, general and administrative expenses	210,702	20.1%	177,636	20.5%
Pre-opening expenses	1,568	0.1%	1,787	0.2%

Operating income	137,467	13.1%	114,138	13.1%
Interest income, net	(231)	0.0%	(69)	0.0%

Income before income taxes	137,698	13.1%	114,207	13.2%
Income tax expense	50,434	4.8%	43,525	5.0%

Net income	$87,264	8.3%	$70,682	8.1%

Net income per common share:
Basic	$1.36		$1.10
Diluted	$1.35		$1.09

Weighted average common shares outstanding:
Basic	64,300		64,232
Diluted	64,657		64,607

Exhibit 2

Ulta Salon, Cosmetics & Fragrance, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	52 Weeks Ended		52 Weeks Ended
	January 31, 2015		February 1, 2014
	(Unaudited)
Net sales	$3,241,369	100.0%	$2,670,573	100.0%
Cost of sales	2,104,582	64.9%	1,729,325	64.8%

Gross profit	1,136,787	35.1%	941,248	35.2%

Selling, general and administrative expenses	712,006	22.0%	596,390	22.3%
Pre-opening expenses	14,366	0.4%	17,270	0.6%

Operating income	410,415	12.7%	327,588	12.3%
Interest income, net	(894)	0.0%	(118)	0.0%

Income before income taxes	411,309	12.7%	327,706	12.3%
Income tax expense	154,174	4.8%	124,857	4.7%

Net income	$257,135	7.9%	$202,849	7.6%

Net income per common share:
Basic	$4.00		$3.17
Diluted	$3.98		$3.15

Weighted average common shares outstanding:
Basic	64,335		63,992
Diluted	64,651		64,461

Exhibit 3

Ulta Salon, Cosmetics & Fragrance, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	January 31,	February 1,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$389,149	$419,476
Short-term investments	150,209	—
Receivables, net	52,440	47,049
Merchandise inventories, net	581,229	457,933
Prepaid expenses and other current assets	66,548	55,993
Deferred income taxes	20,780	22,246

Total current assets	1,260,355	1,002,697

Property and equipment, net	717,159	595,736
Deferred compensation plan assets	5,656	4,294

Total assets	$1,983,170	$1,602,727

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$190,778	$148,282
Accrued liabilities	149,412	103,180
Accrued income taxes	19,404	15,349

Total current liabilities	359,594	266,811

Deferred rent	294,127	261,630
Deferred income taxes	74,498	66,718
Other long-term liabilities	7,442	4,474

Total liabilities	735,661	599,633

Commitments and contingencies

Total stockholders’ equity	1,247,509	1,003,094

Total liabilities and stockholders’ equity	$1,983,170	$1,602,727

Exhibit 4

Ulta Salon, Cosmetics & Fragrance, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	52 Weeks Ended	52 Weeks Ended
	January 31,	February 1,
	2015	2014
	(Unaudited)
Operating activities
Net income	$257,135	$202,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131,764	106,283
Deferred income taxes	9,246	3,868
Non-cash stock compensation charges	14,923	16,003
Excess tax benefits from stock-based compensation	(3,229)	(13,378)
Loss on disposal of property and equipment	4,468	3,902
Change in operating assets and liabilities:
Receivables	(5,391)	(5,534)
Merchandise inventories	(123,296)	(96,808)
Prepaid expenses and other current assets	(10,555)	(5,541)
Income taxes	7,284	18,673
Accounts payable	42,496	29,396
Accrued liabilities	37,644	14,215
Deferred rent	32,497	53,627
Other assets and liabilities	1,606	170

Net cash provided by operating activities	396,592	327,725

Investing activities
Purchases of short-term investments	(200,209)	—
Proceeds from short-term investments	50,000	—
Purchases of property and equipment	(249,067)	(226,024)

Net cash used in investing activities	(399,276)	(226,024)

Financing activities
Repurchase of common shares	(39,923)	(37,337)
Stock options exercised	10,639	21,890
Excess tax benefits from stock-based compensation	3,229	13,378
Purchase of treasury shares	(1,588)	(631)

Net cash used in financing activities	(27,643)	(2,700)

Net (decrease) increase in cash and cash equivalents	(30,327)	99,001
Cash and cash equivalents at beginning of period	419,476	320,475

Cash and cash equivalents at end of period	$389,149	$419,476

Exhibit 5

2014 Store Expansion

Fiscal 2014	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter	675	21	0	696
2nd Quarter	696	19	0	715
3rd Quarter	715	50	0	765
4th Quarter	765	10	1	774

Fiscal 2014	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Gross square feet for stores closed during the quarter	Total gross square feet at end of the quarter
1st Quarter	7,158,286	216,984	0	7,375,270
2nd Quarter	7,375,270	199,966	0	7,575,236
3rd Quarter	7,575,236	514,380	0	8,089,616
4th Quarter	8,089,616	102,806	10,018	8,182,404